Exhibit 99.1

NEWS RELEASE

Contact:

Charles J. Zigmund, Vice President

Cerberus Sentinel

617-838-4183

charles.zigmund@cerberussentinel.com

Cathy Morley Foster

Eskenzi PR

925-708-7893

cathy@eskenzipr.com

Cerberus Sentinel commences public trading

U.S. cybersecurity services firm starts trading under the symbol “CISO”

Scottsdale, Ariz. June 26, 2020 – Cerberus Cyber Sentinel Corporation (OTC: CISO), a cybersecurity consulting and managed services firm based in Scottsdale, Ariz., announced that public trading commenced today, and quotations for its common stock are now available from OTC Markets Group under the ticker symbol CISO.

Cerberus Sentinel is led by CEO David Jemmett and an experienced and technical management team. Jemmett has successfully launched several technology companies (GoodNet/Windstar, CDC Communications, and Clear Data Networks) that all have had a strong component of cybersecurity.

“Cybersecurity is a culture, not a product,” says Jemmett. “In a world with over 2.8 million and growing unfilled cybersecurity jobs, we seek to be the place where experienced cybersecurity professionals want to work.” In contrast to product-centric companies, “we look to deliver a holistic security approach that places our customers in the center of a solution that creates a true culture of security from end to end utilizing and responding to the needs of each client.”

Cerberus Sentinel, and its subsidiaries, offer a comprehensive suite of services to help enterprise customers secure their operations, including data, intellectual property, and applications. These services include assessments and testing, remediation, and incident response. The company provides a set of managed services that include training, monitoring and alerting, compliance, and ongoing advisement for chief information security officers (CISOs).

Cerberus Sentinel seeks to expand, including by acquiring cybersecurity services organizations across the United States. President and COO Bill Santos says, “we focus on bringing together experienced teams that have a passion for the customer, creating unique solutions that establish long-term, growing relationships.”

Cerberus Sentinel went public through the direct registration process, which it believes is an efficient way to access the public markets that does not require an investment bank. “Since cybersecurity professionals are our enterprise value, a direct registration is expected to give us a currency to reward and motivate them,” says Jemmett.

About Cerberus Sentinel

Cerberus Sentinel is a U.S. provider of consulting and managed services, focused solely on cybersecurity. The company seeks to expand by acquiring world-class cybersecurity talent and utilizes the latest technology to create innovative solutions that protect the most demanding businesses and government organizations against continuing and emerging security threats.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect Cerberus Sentinel’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” and elsewhere in Cerberus Sentinel’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect Cerberus Sentinel’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Cerberus Sentinel’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.